Exhibit 99.1

PATHMARK STORES, INC.

200 MILIK STREET

CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE	CONTACT: HARVEY M. GUTMAN
732-499-4327

PATHMARK STOCKHOLDERS APPROVE A&P MERGER

Carteret, New Jersey, November 8, 2007 – Pathmark Stores, Inc. (NASDAQ: PTMK), a leading regional supermarket chain currently operating 140 supermarkets primarily in the New York-New Jersey and Philadelphia metro areas, announced today that Pathmark stockholders approved Pathmark’s proposed merger with a wholly-owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc. (“A&P”) at the Special Meeting of Stockholders held here today. Based on the vote total announced at the Special Meeting, the merger was approved by 73.9% of the shares of Pathmark common stock outstanding as of the record date for the Special Meeting and 99.9% of those shares voted by Pathmark stockholders at the Special Meeting. The proposal to approve the merger required an approval of more than 50% of the outstanding shares of Pathmark common stock.

As previously announced, upon the closing of the proposed merger, Pathmark stockholders will be entitled to receive, in exchange for each share of Pathmark common stock issued and outstanding immediately prior to the effective time of the merger, $9.00 in cash and 0.12963 shares of A&P common stock. The closing of the merger remains subject to the receipt of all necessary regulatory approvals and the satisfaction or waiver of other customary closing conditions set forth in the merger agreement entered into between Pathmark and A&P. Pathmark currently expects the merger to close by the end of December 2007.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, stock-based compensation expense, earnings estimates, Adjusted EBITDA, net sales, same-store sales and capital expenditures and are indicated by words or phrases such as “anticipates”, “believes”, “expects”, “forecasts”, “guidance”, “intends”, “may”, “ongoing”, “plans”, “projects”, “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates, the pendency of the proposed merger with A&P, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the proposed merger, Pathmark and A&P have filed with the SEC relevant materials, including a Definitive Joint Proxy Statement/Prospectus, as filed with the SEC on October 9, 2007. INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PATHMARK, A&P AND THE MERGER. The Definitive Joint Proxy Statement/Prospectus, and any other documents filed by Pathmark or A&P with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by (i) contacting Pathmark’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, NJ 07008, or by accessing Pathmark’s Investor Relations website; or (ii) contacting A&P’s Investor Relations at (201) 571-4537, at Box 418, 2 Paragon Drive, Montvale, NJ 07645, or by accessing A&P’s Investor Relations website. Investors are urged to read the Definitive Joint Proxy Statement/Prospectus and other related materials before making any voting or investment decisions with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.